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                         SURGICAL SAFETY PRODUCTS, INC.
                (Name of Registrant as Specified In Its Charter)
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                                       1

SOURCE: Surgical Safety Products, Inc. (OTCBB:SSPD).

Surgical Safety Products, Inc.
Announces Change of Meeting Date

BRADENTON, FL - May 7, 2003 - Surgical Safety Products, Inc. (OTCBB:SSPD) today announced that the Special Meeting of its stockholders called to consider the merger of the company with its wholly owned Nevada subsidiary, Power3 Medical,
Inc., has been postponed until June 6, 2003. Tim Novak, Chairman and Chief
Executive Officer of Surgical Safety Products said, "We originally called the
Special Meeting for May 9, 2003 and filed our Preliminary Information Statement with the Securities and Exchange Commission on April 7, 2003. The SEC advised us that they would perform a complete review of our Preliminary Information
Statement and that it will take them until the end of this week to complete their review. We have determined that it would be in the best interests of the stockholders to postpone the Special Meeting until June 6, 2003 to allow the orderly mailing of the notice of the meeting. We sincerely regret any inconvenience that this development may have on our stockholders that were planning to attend."

The Board of Directors of Surgical Safety Products, Inc. consists of Messrs. Tim
Novak and R. Paul Gray. Mr. Novak is the Chairman of the Board and Chief
Executive Officer of Surgical Safety Products, Inc. and owns 5,442,432 sharers
(10.7%) of the common stock and 1,330,000 shares (33%) of the Series A Preferred stock of the company. Mr. Gray is the Chief Financial Officer of Surgical Safety
Products, Inc. and owns 1,927,032 shares (3.8%) of the common stock and
1,330,000 shares (33%) of the Series A Preferred stock of the company. The Board of Directors and senior executives of Surgical Safety Products, Inc. (including
Messrs. Novak and Gray) are not seeking proxies from the stockholders in connection with the Special Meeting. Stockholders of Surgical Safety Products,
Inc. should read the Surgical Safety Products, Inc. Information Statement when it becomes available because it contains important information regarding the merger of the company with its wholly owned subsidiary, Power3 Medical, Inc.
Stockholders may review the company's Preliminary Information Statement, its
Annual Report on Form 10-KSB and other relevant documents at the SEC's website
www.sec.gov.

Contact:

         Surgical Safety Products, Inc.
         Tim Novak
         (941) 360-3039